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Exhibit 99.6

CONSENT

        I hereby consent to serve as a director of Boulevard Acquisition Corp II Cayman Holding Company (the "Company") if elected as such, and to be named as a nominee or potential nominee for director of the Company in any registration statement filed by the Company under the Securities Act of 1933, as amended, including all amendments and post-effective amendments or supplements thereto and any prospectus and/or proxy statement contained therein.

/s/ JOHN J. MORRIS, JR.
Name: John J. Morris, Jr.

Date: November 3, 2017

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  Exhibit 99.6
CONSENT